                                                                    Exhibit 4.10




                            SUNSHINE MERGER COMPANY
              AS SUCCESSOR TO SUNSHINE MINING AND REFINING COMPANY

                                       TO

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                    _______________________________________


                         FOURTH SUPPLEMENTAL INDENTURE
                   TO THE INDENTURE DATED AS OF JULY 15, 1988

                        Dated as of February ____, 1996

         FOURTH SUPPLEMENTAL INDENTURE, dated as of February ___, 1996, by and among SUNSHINE MERGER COMPANY, a Delaware corporation, (hereinafter referred to as the "Company"), SUNSHINE MINING AND REFINING COMPANY, a Delaware corporation (formerly known as Sunshine Mining Company hereinafter referred to as "Sunshine") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, successor by merger to Ameritrust Texas National Association formerly known as MTrust Corp, National Association, Trustee, a national banking association organized and existing under the laws of the United States of America (hereinafter called the "Trustee").

                                  WITNESSETH:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of August 8, 1988, the Second Supplemental Indenture dated as of November 10, 1988, and the Third Supplemental Indenture dated as of April 10, 1991, to the Indenture date as of July 15, 1988, (collectively, the "Indenture"), pursuant to which the Company's 8 7/8% Convertible Subordinated Reset Debentures due July 15, 2008 (the "Debentures") were issued. All terms used in this Fourth Supplemental Indenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture; and

         WHEREAS, the Company is a wholly owned subsidiary of Sunshine, and Sunshine and the Company have entered into a merger agreement which, upon receipt of shareholder approval, will result in the merger of Sunshine with and into the Company, with the Company being the surviving entity; and

         WHEREAS, the Company is organized and validly existing under the laws of the State of Delaware, and it is the intention of the Company after the merger to change its name to "Sunshine Mining and Refining Company"; and

         WHEREAS, immediately after the merger of Sunshine into the Company, the Company shall have a Consolidated Net Worth at least equal to Sunshine's Consolidated Net Worth immediately prior to such merger; and

         WHEREAS, immediately after giving effect to the merger, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have happened and be continuing; and

         WHEREAS, Section 901(a) of the Indenture provides that a supplemental indenture may be entered into by Sunshine and the Trustee without the consent of the Holders to evidence the succession of the Company to Sunshine and the assumption by the Company of the covenants and obligations of Sunshine in the Indenture and the Debentures; and

         WHEREAS, Sunshine has furnished the Trustee with an Officer's Certificate complying with the requirements of Sections 102, 801





FOURTH SUPPLEMENTAL INDENTURE - 1
and 903 of the Indenture and stating that all conditions precedent provided for in the Indenture with respect to the merger and satisfaction of the requirements of Section 801 and with respect to this Fourth Supplemental Indenture have been complied with; and

         WHEREAS, the Company and Sunshine have furnished the Trustee with a copy of resolutions of their respective Board of Directors certified by their respective Secretary or Assistant Secretary authorizing the execution of this Fourth Supplemental Indenture; and

         WHEREAS, Sunshine has furnished the Trustee with an Opinion of Counsel complying with the requirements of Sections 801 and 903 of the Indenture and stating that such merger and this Fourth Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent in the Indenture relating to such merger have been complied with, and stating that the execution of this Fourth Supplemental Indenture is authorized or permitted by the Indenture; and

         WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of Sunshine, the Company and the Trustee and a valid amendment of and supplement to the Indenture have been accomplished.

         NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof and of the sum of one dollar duly paid to each of the Company and Sunshine by the Trustee at the execution thereof, the receipt whereof is hereby respectively acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Debentures, as follows:

                                  ARTICLE ONE

         Section 1.01. Assumption of Obligations. Pursuant to the merger and the provisions of Section 101, 801 and 901 of the Indenture, as of the date hereof, the Company does hereby assume the due and punctual payment of the principal amount (and premium, if any) and interest on all outstanding Debentures and the performance of every covenant and obligation in the Indenture and the outstanding Debentures on the part of Sunshine to be performed or observed and hereby otherwise succeeds to and is substituted for and may exercise every right and power of Sunshine under the Indenture and the outstanding Debentures with the same effect as if the Company had been initially named as the obligor under the Indenture and the outstanding Debentures.

         Section 1.02. Conversion of Debentures. The Holder of a Debenture may convert it into the kind and amount of securities, cash or other assets which such Holder would have owned immediately after the merger if such Holder had converted the Debenture





FOURTH SUPPLEMENTAL INDENTURE - 2
immediately before the effective date of the merger. No adjustment to the conversion price of Debentures is required incident to the proposed Merger.

                                  ARTICLE TWO

         Section 2.01 Execution in Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts. Each such counterpart shall be an original, but such counterparts shall together constitute one and the same instrument.

         Section 2.02 Confirmation of Indenture. Except as supplemented hereby, all of the provisions of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

         IN WITNESS WHEREOF, the Company and Sunshine have each caused this Fourth Supplemental indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested and the Trustee has caused this Fourth Supplemental Indenture to be duly executed and its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                        SUNSHINE MERGER COMPANY



                                        By:
                                             --------------------------------
ATTEST:                                      Its:
                                                   --------------------------


---------------------------------

                                        SUNSHINE MINING AND REFINING COMPANY



                                        By:
                                             --------------------------------
ATTEST:                                      Its:
                                                   --------------------------



---------------------------------

                                        TEXAS COMMERCE BANK NATIONAL
                                             ASSOCIATION, Trustee


[SEAL]                                  By:
                                             --------------------------------
                                             Its:
                                                   --------------------------


ATTEST:


---------------------------------





FOURTH SUPPLEMENTAL INDENTURE - 3

STATE OF IDAHO            )
                          ) ss.
County of Ada             )

         On this _________________ day of February 1996, before me, a notary public for said state, personally appeared JOHN S. SIMKO, known or identified to me to be the President of SUNSHINE MERGER COMPANY, the corporation that executed the within instrument or the person who executed the within instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.

                                      ----------------------------------------
                                      Notary Public for Idaho
                                      Residing at:
                                                   ---------------------------
                                      My Commission Expires:
                                                            ------------------


STATE OF IDAHO            )
                          ) ss.
County of Ada             )

         On this _________________ day of February, 1996, before me, a notary public for said state, personally appeared JOHN S. SIMKO, known or identified to me to be the President of SUNSHINE MINING AND REFINING COMPANY, the corporation that executed the within instrument or the person who executed the within instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.



                                      ----------------------------------------
                                      Notary Public for Idaho
                                      Residing at:
                                                   ---------------------------
                                      My Commission Expires:
                                                            ------------------




FOURTH SUPPLEMENTAL INDENTURE - 4

STATE OF TEXAS            )
                          )ss.
County of Dallas          )

         On this _________________ day of February, 1996, before me, a notary public, personally appeared _____, known or identified to me to be a ___________________________________________ of TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, the national banking association that executed the within instrument or the person who executed the within instrument on behalf of said national banking association, and acknowledged to me that said national banking association executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.


                                      ----------------------------------------
                                      Notary Public for Idaho
                                      Residing at:
                                                   ---------------------------
                                      My Commission Expires:
                                                            ------------------





FOURTH SUPPLEMENTAL INDENTURE - 5